Exhibit 10.33

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

BRENTDALE HOLDINGS LIMITED PARTNERSHIP (SELLER)

AS SELLER

AND

RESOURCE REAL ESTATE OPPORTUNITY OP, LP (PURCHASER)

AS PURCHASER

AND

REPUBLIC TITLE OF TEXAS, INC. (TITLE COMPANY)

Dated: July 2, 2013

TABLE OF CONTENTS

1.	The Property		2

	1.1	Description	2
	1.2	“As-Is” Purchase	3
	1.3	Agreement to Convey	4
	1.4	Indivisible Package	4

2.	Price and Payment		4

	2.1	Purchase Price	4
	2.2	Payment	4
	2.3	Closing	5

3.	Inspections and Approvals		5

	3.1	Inspections	5
	3.2	Title and Survey	8
	3.3	Contracts	9
	3.4	Permitted Encumbrances	10
	3.5	Purchaser’s Right to Terminate	10
	3.6	Delivery of Title Policy at Closing	11

4.	Seller’s Covenants for Period Prior to Closing		11

	4.1	Insurance	11
	4.2	Operation	11
	4.3	New Contracts	11
	4.4	New Leases	11

5.	Representations and Warranties		11

	5.1	By Seller	11
	5.2	By Purchaser	12
	5.3	Survival and Limitation of Representations and Warranties; Seller’s Knowledge	14
	5.4	No Other Warranties and Representations	14
	5.5	No Environmental Representations	15

6.	Costs and Prorations		15

	6.1	Purchaser’s Costs	15
	6.2	Seller’s Costs	15
	6.3	Prorations	16
	6.4	In General	18
	6.5	Purpose and Intent	18

7.	Risk of Loss; Damage, Destruction or Condemnation		18

	7.1	Risk of Loss	18
	7.2	Condemnation	19

8.	Notices		20

9.	Closing and Escrow		21

	9.1	Escrow Instructions	21
	9.2	Seller’s Deliveries	21
	9.3	Purchaser’s Deliveries	22
	9.4	Possession	22
	9.5	Insurance	23
	9.6	Other Duties of Escrow Agent	23
	9.7	Disputes	23

10.	Default; Failure of Condition		23

	10.1	Purchaser Default	23
	10.2	Seller Default	24
	10.3	Failure of Condition	24
	10.4	Entire Agreement	25
	10.5	Severability; Construction	25
	10.6	Applicable Law	25
	10.7	Assignability	25
	10.8	Successors Bound	25
	10.9	No Public Disclosure	25
	10.10	Captions	26
	10.11	Attorneys’ Fees	26
	10.12	No Partnership	26
	10.13	Time of Essence	26
	10.14	Counterparts	26
	10.15	Recordation	26
	10.16	Proper Execution	26
	10.17	Tax Protest	26
	10.18	Brokers	27
	10.19	No Processing	27
	10.20	Calculation of Time Periods	27
	10.21	Section 1031 Exchange	27
	10.22	Limitation of Liability	28
	10.23	Jury Waiver	28

LIST OF EXHIBITS & SCHEDULES

Exhibit A	Legal Description
Exhibit B	Personal Property Not Part of Sale
Exhibit C	Rent Roll
Exhibit D	Property Contracts
Exhibit E	Form of Special Warranty Deed
Exhibit F	Form of Bill of Sale
Exhibit G	Form of Assignment of Leases, Service Contracts, Warranties & Other Intangible Property
Exhibit H	FIRPTA Affidavit
Exhibit I	Form of Tenant Notice Letter
Exhibit J	Due Diligence Items
Exhibit K	Litigation
Exhibit L	Owner’s Affidavit

iii

KEY DATES & PARTIES

PURCHASER:	Resource Real Estate Opportunity OP, LP, a Delaware limited partnership

SELLER:	Brentdale Holdings Limited Partnership, a Texas Limited Partnership

PURCHASE PRICE:	$32,200,000.00

DEPOSIT:	$500,000.00

APPROVAL DATE:	July 16, 2013, 5:00 p.m. Eastern Standard Time

CLOSING DATE:	July 26, 2013, or if elected by the Purchaser July 25, 2013, provided Purchaser gives written notice to Seller that it wishes to close on July 25, 2013 on or before July 18, 2013

TITLE COMPANY:	Republic Title of Texas, Inc.

BROKER:	Holliday Fenoglio Fowler, L.P.

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of July     , 2013 (the “Effective Date”), is made by and between BRENTDALE HOLDINGS LIMITED PARTNERSHIP, a Texas limited partnership with an office at 1270 Soldiers Field Road, Boston, MA 02135 (“Seller”) and RESOURCE REAL ESTATE OPPORTUNITY OP, LP, a Delaware limited partnership with an office at One Crescent Drive, Suite 203, Philadelphia, PA 19112 (“Purchaser”) and Republic Title of Texas, Inc. (“Title Company”), the consent of which appears at the end hereof.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1. THE PROPERTY

1.1 Description. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, respectively, and Purchaser agrees to purchase and acquire, all of Seller’s assignable and transferable right, title, and interest in and to the following (collectively, the “Property”):

(1) That certain parcel of land located at 1515 Rio Grande Drive, Plano, Texas, known as “The Brentdale” and more particularly described on Exhibit A attached hereto, together with Seller’s interest (if any) in all privileges, rights, easements, streets, alleys, passages, and other rights-of-way or appurtenances to such land (collectively, the “Land”);

(2) The buildings, improvements, parking areas, fixtures and all other structures owned by Seller and located on the Land (collectively, the “Improvements”);

(3) All furniture, equipment, machinery, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed or located at the Land or Improvements (collectively, the “Personal Property”), except for the personal property listed on Exhibit B attached hereto (“Personal Property Not Part of Sale”);

(4) All of Seller’s right, title and interest, if any, in all intangible assets of any nature relating to the Land, the Improvements or the Personal Property, including, without limitation, all of Seller’s right, title and interest, if any, in all (i) warranties, licenses, permits, approvals, development rights, certificates, variances, consents and similar documents evidencing rights relating to the Land or the Improvements, (ii) logos and trade names currently used in the operation of the Land and Improvements, and (iii) plans, specifications, drawings, surveys, engineering and other design products, in each case only to the extent that Seller has such items in its possession or within its control (collectively, the “Intangible Property”);

(5) All of Seller’s rights, if any, in all the leases or occupancy agreements, including those in effect on the Effective Date and any new leases entered into pursuant to Section 4.4, which as of the Closing (as hereinafter defined) affect all or any portion of the Land or Improvements (the “Leases”), and any security deposits actually held by Seller with respect to any such Leases, all as set forth on Exhibit C attached hereto (the “Rent Roll”); and

(6) All of Seller’s rights, if any, in all service, supply and equipment rental contracts affecting the Land or Improvements (collectively, the “Property Contracts”) including, without limitation, those Property Contracts listed on Exhibit D attached hereto, to the extent Seller is entitled to transfer the Same to Purchaser at no cost to Seller, and Purchaser does not elect to have Seller terminate them (at no cost the Seller) in accordance with Section 3.3 below.

1.2 “As-Is” Purchase. Purchaser acknowledges that the Property is being sold in an “AS IS, WHERE IS” condition and “WITH ALL FAULTS”. Except as expressly set forth in Section 5 this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent, attorney or representative acting or purporting to act on behalf of Seller as to (i) the condition or state of repair of the Property; (ii) the compliance or non-compliance of the Property with any applicable laws, regulations or ordinances (including, without limitation, any applicable zoning, building or development codes); (iii) the value, expense of operation, or income potential of the Property; (iv) any other fact or condition which has or might affect the Property or the condition, state of repair, compliance, value, expense of operation or income potential of the Property or any portion thereof; (v) whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same; or (vi) any other matter related in any way to the Property. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for full investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto.

Except with respect to Purchaser’s rights to bring suit against Seller for a breach of Seller’s representations and warranties under Section 5, Purchaser waives its right to recover from, and forever releases and discharges Seller, Seller’s affiliates, Seller’s investment advisor and manager, the partners, trustees, shareholders, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Releasees”) from any and all demands, claims (including, without limitation, causes of action in tort), legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, “Claims”), that may arise on account of or in any way be connected with the Property, the physical condition thereof, or any law or regulation applicable thereto (including, without limitation, claims under the Clean Air Act (42 U.S.C. 7401, et seq.), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), as amended, the Clean Water Act (33 U.S.C. Section 1251, et seq.), as amended, the Safe Drinking Water Act (49 U.S.C. Section 1801, et seq.), as amended, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), as amended, and the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.). Without limiting the foregoing, Purchaser, upon closing, shall be deemed to have waived, relinquished and released Seller and all other Releasees from any and all Claims, matters arising out of latent or patent defects or physical conditions, violations of applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters affecting the Property. As part of the provisions of this Section 1.2, but not as a limitation thereon, Purchaser hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and, except as provided herein, Purchaser hereby waives any and all rights and benefits which it now has, or in the future may have conferred upon it, by virtue of the provisions of federal, state or local law, rules and regulations. Purchaser agrees that should any clean-up, remediation or removal of hazardous substances or other environmental conditions on or about the Property be required after the date of Closing, such clean-up, removal or remediation shall not be the responsibility of Seller, unless such hazardous substance were introduced onto the Property by the Seller.

1.3 Agreement to Convey. Seller agrees to convey, and Purchaser agrees to accept, title to the Land and Improvements by Special Warranty Deed in the condition described in Section 3.4 and title to the Personal Property, by Bill of Sale and Assignment of Leases, Service Contracts, Warranties & Other Intangible Property Agreement, without warranty as to the condition of such personalty.

1.4 Indivisible Package. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of the Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.

2. PRICE AND PAYMENT.

2.1 Purchase Price. In consideration of the covenants herein contained, Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Property for a total purchase price of Thirty Two Million Two Hundred Thousand and 00/100 Dollars ($32,200,000.00) (the “Purchase Price”), which shall be paid by Purchaser as set forth below.

2.2 Payment. Payment of the Purchase Price is to be made in cash as follows:

(1) Within one (1) business day of the execution of this Agreement, Purchaser shall deliver to the Title Company by bank wire of immediately available funds the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Deposit”), as an earnest money deposit.

(2) The Deposit will be placed with and held in escrow by the Title Company, in immediately available funds in an interest-bearing account at a mutually acceptable banking institution. Any interest earned by the Deposit shall be considered as part of the Deposit. Except as otherwise provided in this Agreement, the Deposit will be applied to the Purchase Price at Closing.

(3) Prior to or contemporaneous with the execution hereof by Purchaser and Seller, Purchaser has paid to Seller $100.00 (the “Independent Contract Consideration”), which amount Seller and Purchaser bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is non-refundable and in addition to any other payment or deposit required by this Agreement, and Seller shall retain the Independent Contract Consideration notwithstanding any other provision of this Agreement to the contrary.

(4) No later than 11:00 a.m. Eastern Standard Time on the day of Closing, Purchaser shall deliver to the Title Company by bank wire of immediately available funds the balance of the Purchase Price, subject to adjustment for the prorations as provided herein, for disbursement to Seller via wire transfer.

2.3 Closing. Payment of the Purchase Price and the closing hereunder (the “Closing”) will take place pursuant to an escrow style closing with the Title Company on or before the Closing Date or at such other time and place as may be agreed upon in writing by Seller and Purchaser. Funds shall be deposited into and held by the Title Company in a closing escrow account with a bank satisfactory to Purchaser and Seller. All other documents required to be delivered shall be delivered, unless otherwise specified herein, to the Title Company by the Closing. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Title Company to immediately record the Deed and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

3. INSPECTIONS AND APPROVALS.

3.1 Inspections.

(1) Commencing on the Effective Date through the Approval Date, Seller agrees to allow Purchaser and Purchaser’s engineers, architects, employees, agents and representatives (collectively, “Purchaser’s Agents”) reasonable access, during normal business hours, to the Property and to the records, if any, maintained for Seller by Seller’s property manager (the “Property Manager”) during normal business hours. Such access shall be solely for the purposes of (i) reviewing Leases and contracts and any records relating thereto; (ii) reviewing records relating to operating expenses; and (iii) inspecting the physical condition of the Property and conducting non-intrusive physical or environmental inspections of the Property. Purchaser shall not conduct or allow any testing or air samples at the Property or any physically intrusive testing of, on or under the Property without first obtaining Seller’s written consent as to the timing and scope of work to be performed, and such consent may be granted or withheld in Seller’s sole and absolute discretion. Purchaser shall execute an access agreement in form and substance reasonably proposed by Seller prior to Purchaser entering onto the Land.

(2) Purchaser agrees that, in making any inspections of the Property, Purchaser and all of Purchaser’s Agents entering onto the Property shall carry not less than $1,000,000 commercial general liability insurance insuring all activity and conduct of Purchaser and such representatives while exercising such right of access and naming Seller and the Property Manager as additional insureds. Purchaser represents and warrants that it carries not less than $1,000,000 commercial general liability insurance with contractual liability endorsement which insures Purchaser’s indemnity obligations hereunder, and will provide Seller with written evidence of same prior to entry on the Property. Prior to Purchaser entering upon the Land, Purchaser shall provide a certificate of insurance in form reasonably satisfactory to Seller evidencing such insurance.

(3) Purchaser agrees that in exercising its right of access hereunder, Purchaser will use and will cause Purchaser’s Agents to use their best efforts not to interfere with the activity of tenants or any persons occupying or providing service at the Property. Purchaser shall, at least twenty-four (24) hours prior to inspection, give Seller written notice of its intention to conduct any inspections, so that Seller shall have an opportunity to have a representative present during any such inspection. Purchaser shall not contact any tenant at the Property or any employee of Seller’s property manager without the prior written consent from Seller, which consent shall not be unreasonably withheld and Seller expressly reserves the right to have such a representative present at all inspections of the Property by Purchaser and any discussions with any tenants or any employees of Seller’s property manager, if Seller so consents. Purchaser agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection. Purchaser agrees (which agreement shall survive Closing or termination of this Agreement) to, within seven (7) days of receipt thereof, provide Seller with a copy of any and all reports generated by Purchaser’s third party consultants in connection with or resulting from its inspection of the Property and work under Section 3.1 hereof, including, but not limited to, any environmental or property condition reports.

(4) Unless Seller specifically and expressly otherwise agrees in writing, Purchaser agrees that (a) the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for Purchaser utilizing any information acquired in whole or in part through the exercise of Purchaser’s inspection rights; and (b) all information regarding the Property of whatsoever nature made available to Purchaser by Seller or Seller’s agents or representatives (the information in Section 3.1.4(a) and 3.1.4(b) collectively being referred to herein as, the “Proprietary Information”) is confidential and shall not be disclosed to any other person except those assisting Purchaser with the transaction, including, but not limited to, third-party investors or potential investors, lenders or potential lenders, if any, and then only upon Purchaser making such persons aware of the confidentiality restriction (in which event Purchaser shall be responsible for such person’s breach of such confidentially restrictions, as if such breach were committed by Purchaser). Purchaser agrees not to use or allow to be used any such information for any purpose other than to determine whether to proceed with the contemplated purchase, or if Closing is consummated, in connection with the operation of the Property post-Closing. Further, if the purchase and sale contemplated hereby fails to close for any reason whatsoever, Purchaser agrees to return to Seller or destroy all Proprietary Information. Notwithstanding any other term of this Agreement, the provisions of this Section 3.1.4 shall survive the termination of this Agreement. Notwithstanding the foregoing, Purchaser shall be permitted to disclose Proprietary Information to the extent (i) it is legally required to do so by a court of competent jurisdiction; (ii) the Proprietary Information becomes publicly available through another source other than Purchaser;

(5) Purchaser shall, at its sole cost and expense, promptly restore any physical damage or alteration of the physical condition of the Property which results from any inspections conducted by or on behalf of Purchaser. All inspections shall be conducted at Purchaser’s sole cost and expense and in strict accordance with all requirements of applicable law.

(6) Seller makes no representations or warranties as to the truth, accuracy, completeness, methodology of preparation or otherwise concerning any engineering or environmental reports or any other materials, data or other information supplied to Purchaser in connection with Purchaser’s inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that such materials are all of such materials as are in Seller’s possession). It is the parties’ express understanding and agreement that any materials which Purchaser is allowed to review are provided only for Purchaser’s convenience in making its own examination and determination prior to the Approval Date as to whether it wishes to purchase the Property, and in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information and only on representations explicitly set forth in this Agreement.

(7) PURCHASER AGREES (WHICH AGREEMENT SHALL SURVIVE CLOSING OR TERMINATION OF THIS AGREEMENT) TO INDEMNIFY, DEFEND, AND HOLD SELLER AND THE PROPERTY MANAGER FREE AND HARMLESS FROM ANY LOSS, INJURY, DAMAGE, CLAIM, LIEN, COST OR EXPENSE, INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS, ARISING OUT OF A BREACH OF THE FOREGOING AGREEMENTS BY PURCHASER IN CONNECTION WITH THE INSPECTION OF THE PROPERTY, OR OTHERWISE FROM THE EXERCISE BY PURCHASER OR PURCHASER’S AGENTS OF THE RIGHT OF ACCESS ON THE PROPERTY (COLLECTIVELY, “PURCHASER’S INDEMNITY OBLIGATIONS”). THIS SECTION 3.1.7 SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT INDEFINITELY. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT IN THE EVENT THAT PRIOR TO THE EFFECTIVE DATE, PURCHASER, OR ANY OF ITS EMPLOYEES, AGENTS, CONTRACTORS, CONSULTANTS, OR OTHER

REPRESENTATIVES, HAVE ENTERED ONTO THE PROPERTY TO INSPECT, TEST, SURVEY OR OTHERWISE EXAMINE THE PROPERTY, AND THE RECORDS RELATING THERETO, THE INDEMNITY SET FORTH IN THIS SECTION 3.1.7 OF THIS AGREEMENT SHALL APPLY RETROACTIVELY TO THE DATE OF SUCH INSPECTIONS, TESTING, SURVEYING, AND EXAMINATION.

(8) Purchaser shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Purchaser or Purchaser’s Agents with respect to any inspection or testing of the Property. If any such lien at any time shall be filed, Purchaser shall cause the same to be discharged of record within ten (10) days thereafter by satisfying the same. Failure by Purchaser to discharge such lien shall be a material breach of this Agreement.

(9) In connection with Purchaser’s review of the Property, to the extent in the Seller’s possession, Seller has delivered to Purchaser or made available to Purchaser at the Property the due diligence items (hereinafter, the “Due Diligence Items”) more particularly described on Exhibit “J” attached hereto, without any representation as to the accuracy or completeness of the same. Notwithstanding the foregoing, the documentation in Exhibit “J” that is not currently available because it relates to the time period “through the date of sale” shall (i) be delivered by Seller to Purchaser when such information becomes available and the obligation of Seller to deliver such information to Purchaser shall survive the Closing and (ii) be used by Purchaser solely to satisfy Purchaser’s reporting requirements.

(10) Except as set forth on Exhibit “J” attached hereto, Purchaser understands that any financial statements and data, including, without limitation, gross rental income, operating expenses and cash flow statements, which may be made available by Seller to Purchaser, will be unaudited financial statements and data not prepared or reviewed by independent public accountants, and that Seller makes no representation as to the accuracy or completeness thereof.

3.2 Title and Survey. No later than two (2) business days from the Effective Date, Purchaser shall order, and upon receipt, cause a copy to be delivered to Seller, a commitment for title insurance on the Land, together with copies of all items shown as exceptions to title therein (the “Title Commitment”), issued by a title insurance company acceptable to Purchaser (the “Title Company”). In addition, Seller shall promptly provide copies of the existing surveys of the Land to Purchaser (the “Survey”) to the extent in Seller’s possession. Purchaser, at its sole cost and expense, shall arrange for any update to the Survey and upon receipt, shall promptly provide copies thereof to Seller. Purchaser shall have until July 23, 2013 (the “Title Notice Date”) to provide written notice to Seller of any matters shown by the Title Commitment or Survey which are not satisfactory to Purchaser, in Purchaser’s sole discretion, which notice (the “Title Notice”) must specify the reason such matter(s) are not satisfactory and the curative steps necessary to remove the objections stated in the Title Notice (collectively, the “Title Objections”). Seller shall have until the day that is one (1) business days following receipt of the Title Notice to notify Purchaser of any Title Objections contained in Purchaser’s Titles

Notice which Seller is not willing to cure or cause the Title Company to insure over (“Seller’s Response Title Notice”). In the event Seller fails to deliver Seller’s Response Title Notice, Seller shall be deemed to have notified Purchaser that Seller is not willing to cure, or cause the Title Company to insure over, any of the Title Objections contained in Purchaser’s Title Notice. In the event Seller is unable or unwilling or is deemed to be unwilling to cure or cause the Title Company to insure over all of the Title Objections, Purchaser may (as its sole and exclusive remedy), within one (1)) business days of Purchaser’s receipt of the Seller’s Response Title Notice, terminate this Agreement by delivering written notice thereof to Seller (the “Purchaser Title Election”), in which event Purchaser shall receive a return of the Deposit. Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any Title Objections, and Seller shall not be deemed to have any obligation to cure any Title Obligations unless Seller expressly undertakes such an obligation in Seller’s Response Title Notice. Purchaser’s sole right with respect to any Title Objection shall be to (i) submit the Purchaser Title Election within the period set forth above pursuant to which the Agreement shall be terminated and Purchaser shall receive a refund of the Deposit, or (ii) waive such Title Objections and proceed to Closing without any abatement or reduction in the Purchase Price on account of such Title Objections. All matters shown on the Title Commitment and/or Survey and any update thereof with respect to which Purchaser fails to give a Title Notice on or before the last date for so doing, or with respect to which a timely Title Notice is given but Seller fails to undertake an express obligation to cure as provided above, shall be deemed to be approved by Purchaser and shall constitute a Permitted Encumbrance (as defined below) as provided in Section 3.4 hereof, subject, however, to Purchaser’s termination right provided above in this Section 3.2. If, despite reasonable efforts consistent with the foregoing provisions of this Section 3.2, Seller is unable to cure any title or survey objection made by Purchaser in the Title Notice which Seller agreed to cure, or any encumbrance which arises after the expiration of the Approval Period other than a Permitted Encumbrance (as defined below), in each case prior to the scheduled Closing Date, and such title or survey objection or encumbrance can reasonably be cured within thirty (30) days of the scheduled Closing Date with reasonable efforts, Seller shall have the right to extend the Closing Date for a period of up to thirty (30) days exercisable by written notice to the Purchaser (an “Extension Notice”) in order to provide additional time for such cure. Upon exercise of any such extension right, the term “Closing Date” as used herein shall mean the date set forth in such Extension Notice.

3.3 Contracts. On or before the Approval Date, Purchaser shall notify Seller in writing if Purchaser elects not to assume at Closing any of the service, maintenance, supply or other contracts relating to the operation of the Property which are identified on Exhibit D attached hereto. Prior to Closing, Seller shall give notice of termination of such disapproved contract(s) to each such vendor; provided, if by the terms of the disapproved contract Seller has no right to terminate the same on or prior to Closing, or if any fee or other compensation is due thereunder as a result of such termination, Purchaser shall be required at closing to assume all obligations thereunder until the effective date of the termination and to assume the obligations to pay or reimburse Seller for the payment of any termination charge incurred in connection therewith.

3.4 Permitted Encumbrances. Unless Purchaser terminates this Agreement pursuant to Sections 3.2 or 3.5 hereof following its opportunity to fully inspect the Property and the state of title thereto and all other matters relating to the Property, including its feasibility for Purchaser’s intended use and its suitability as an investment, Purchaser shall be deemed to have approved and to have agreed to purchase the Property subject to the following:

(1) All exceptions (including printed exceptions) to title shown in the Title Commitment other than Title Objections identified and not thereafter waived by Purchaser;

(2) All matters, rights, interests, discrepancies, conflicts in boundary lines, shortages in area, encroachments, and any state of facts shown on the Survey.

(3) All Property Contracts being assumed by Purchaser and new contracts and new leases which Purchaser has approved or is deemed to have approved pursuant to Sections 4.3 and 4.4 hereof;

(4) The lien of non-delinquent real and personal property taxes and all assessments and unpaid installments thereof which are not delinquent;

(5) All Leases and rights of possession of the tenants under the Leases;

(6) Rights of vendors and holders of security interests on personal property installed upon the Property by tenants and rights of tenants to remove trade fixtures at the expiration of the term of the leases of tenants; and

(7) Any other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Purchaser prior to or as of the Closing.

All of the foregoing are referred to herein collectively as “Permitted Encumbrances.” Notwithstanding the foregoing, the Permitted Encumbrances shall not include any mortgage or deed of trust that was granted by Seller and that encumbers the Land.

3.5 Purchaser’s Right to Terminate. Subject to Purchasers’ right to terminate this Agreement at a later date pursuant to Sections 3.2, 7.1, 7.2, 10.2 and 10.3, if, as a result of its various investigations, Purchaser determines, in its sole discretion, not to proceed with the purchase of the Property, Purchaser shall have the right by giving Seller written notice (the “Termination Notice”) on or before 5:00 P.M. Eastern Standard Time on July 16, 2013 (the “Approval Date”) to terminate its obligation to purchase the Property. If the Termination Notice is timely given (i) due to Purchaser’s disapproval of the environmental condition of the Property, Seller shall direct the Title Company to promptly return the Deposit to Purchaser or (ii) due to any other reason, Seller shall direct the Title Company to promptly return $450,000 of the Deposit to Purchaser and shall be entitled to receive $50,000 of the Deposit; and in either case, neither party shall have any further liability hereunder other than continuing obligations under Sections 3.1.(4) and 3.1.(7) that survive the Closing or termination of this Agreement (the “Surviving Obligations”). If the Termination Notice is not timely given to Seller, the Deposit shall be non-refundable to Purchaser and the Purchaser shall have no further right to terminate this Agreement except as provided under Sections 3.2, 7.1, 7.2, 10.2 and 10.3 hereof.

3.6 Delivery of Title Policy at Closing. Delivery of title in accordance with this Agreement shall be evidenced by the willingness of the Title Company to issue, at Closing, its Owner’s ALTA Policy of Title Insurance in the amount of the Purchase Price showing title to the Real Property vested in Purchaser, subject to items (1), (2), (4), (5) and (7) of the Permitted Encumbrances (the “Title Policy”). Purchaser may request such other endorsements to the Title Policy provided that the issuance of such endorsements shall not be a condition to Purchaser’s obligations hereunder. Seller shall pay the costs of the Owner’s Title Policy premium, but only to the extent such cost shall be at the rates customarily charged by the Title Company therefore, and Purchaser shall pay the cost for all endorsements and any special premium attributable to the obtainment of the affirmative insurance. Seller shall have no obligation to provide any indemnity or agreement to the Title Company or Purchaser to support the issuance of the Title Policy or any such endorsements other than an Owner’s affidavit in the form of Exhibit “L” attached hereto (the “Owner’s Affidavit”).

4. SELLER’S COVENANTS FOR PERIOD PRIOR TO CLOSING. Until Closing, Seller or Seller’s agent shall:

4.1 Insurance. Keep the Property insured under its current or comparable policies.

4.2 Operation. Operate and maintain the Property substantially in accordance with Seller’s past practices with respect to the Property, normal wear and tear excepted.

4.3 New Contracts. Enter into only those third-party service contracts which are reasonably necessary to carry out its obligations under Section 4.2 or which shall be cancelable on thirty (30) days written notice. If Seller enters into any such contract, it shall promptly provide written notice thereof to Purchaser and unless Purchaser, within three (3) days thereafter, notifies Seller in writing of its intention to not assume such contract, it shall be treated as a contract approved by Purchaser under Section 3.3 hereof.

4.4 New Leases. From the Effective Date until the Closing, Seller may not lease, rent or otherwise permit any person or persons to occupy any portion of the residential elements of the Property other than pursuant to leases or lease extensions executed in the ordinary course of business and in accordance with Seller’s current leasing parameters and policies.

5. REPRESENTATIONS AND WARRANTIES.

5.1 By Seller. Seller represents and warrants to Purchaser as follows:

(1) Seller is duly organized and validly existing under the laws of the State of Texas, is authorized to do business in Texas, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its articles of incorporation or bylaws.

(2) Performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of any lien or encumbrance upon the Property under, any agreement to which Seller is a party.

(3) Except as set forth on Exhibit “K” (the “Litigation”) attached hereto, there is no material litigation, or to the best of Seller’s knowledge, material pending litigation, affecting the Property which litigation is not covered by insurance or which could have a material adverse effect on the Property or Seller’s ability to consummate the transactions contemplated hereby;

(4) To the best of Seller’s knowledge, Seller has not received any written notice from any governmental authority of a violation of any governmental requirements (including environmental laws) on the Property which has not been remedied or of any proposed condemnation or exercise of eminent domain of the Property.

(5) The Rent Roll and list of Property Contracts attached hereto are true, correct and complete in all material respects.

(6) Seller is not a “foreign person” within the meaning of Sections 1445 and 7701 the Internal Revenue Code of 1986, as amended (hereinafter, the “Code”).

(7) Seller (a) is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation; (b) is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering; (c) none of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by law or that the transaction or this Agreement is or will be in violation of law; and (d) Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

5.2 By Purchaser. Purchaser represents and warrants to Seller as follows:

(1) Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to do business in Texas, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its organizational documents.

(2) Purchaser is acting as principal in this transaction with authority to close the transaction.

(3) No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser.

(4) Purchaser acknowledges that, by the Closing Date, Purchaser will have had sufficient opportunity to inspect the Property fully and completely at its expense in order to ascertain to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations.

(5) Purchaser acknowledges that, by the Closing Date, Purchaser will have had sufficient opportunity to review the Leases, Property Contracts, the Diligence Items (as hereinafter defined) expenses and other matters relating to the Property in order to determine, based upon its own investigations, inspections, tests and studies, whether to purchase the Property and to assume Seller’s obligations under the Leases, Property Contracts and otherwise with respect to the Property. Purchaser is experienced in and knowledgeable about the ownership and management of real estate, and it has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its condition, value and potential. Purchaser agrees that, notwithstanding the fact that it has received certain information from Seller or its agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information provided by Seller or its agents or consultants, except as expressly set forth in Section 5.1

(6) Neither Purchaser nor any person, group, entity or nation that Purchaser is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Purchaser is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Purchaser is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Purchaser have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Purchaser is prohibited by law or that the transaction or this Agreement is or will be in violation of law. Purchaser has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

5.3 Survival and Limitation of Representations and Warranties; Seller’s Knowledge. Seller’s representations and warranties set forth in this Section 5 are made as of the Effective Date and are remade as of the Closing Date and Section 5.1 shall survive the Closing provided that (i) such representations and warranties shall cease and terminate four (4) months after the date of Closing, except in respect of any representation or warranty as to which Purchaser shall have commenced, on or before such four (4) month anniversary, a legal proceeding based on the breach thereof as of the date of Closing, and then only for so long as such proceeding shall continue and limited to the breach therein claimed, (ii) Seller shall have no liability to Purchaser with respect thereto unless and until the damages suffered by Purchaser as a result thereof shall equal or exceed $10,000 in the aggregate, and (iii) the maximum total liability for which Seller shall be responsible with respect to all representations and warranties shall not exceed Three Hundred Thousand and 00/100 Dollars ($300,000.00) in the aggregate and recovery of actual damages up to that amount is Purchaser’s sole and exclusive remedy for any such breach. Seller shall have no liability to Purchaser for matters disclosed by Seller or discovered by Purchaser prior to Closing. If Seller has actual knowledge that any of Seller’s representations and warranties contained in this Section 5 may cease to be true, Seller shall give prompt notice to Purchaser (which notice shall include copies of the instrument, correspondence, or document, if any, upon which Seller’s notice is based). To the extent Purchaser has or acquires actual knowledge prior to the Approval Date that Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Purchaser’s knowledge . For matters disclosed or discovered prior to Closing, Purchaser’s sole rights and remedies shall be as set forth in Section 10.3. Whenever a representation or warranty is made in this Agreement on the basis of the knowledge of Seller or words to similar effect, such representation and warranty is made solely on the basis of the actual knowledge without inquiry or investigation of Tom Taranto, Director of Asset Management with Intercontinental Real Estate Corporation provided, however, that such individual shall have no personal liability with respect to any such representation or warranty. The provisions of this Section 5.3 shall survive the Closing.

5.4 No Other Warranties and Representations. Except as specifically set forth in this Section 5, neither Seller nor Property Manager has made, makes or has authorized anyone to make, any warranty or representation as to the Leases, the Property Contracts, any written materials delivered to Purchaser, the persons preparing such materials, the truth, accuracy or completeness of such materials, the present or future physical condition, development potential, zoning, building or land use law or compliance therewith, the operation, income generated by, or any other matter or thing affecting or relating to the Property or any matter or thing pertaining to this Agreement. Purchaser expressly acknowledges that no such warranty or representation has been made and that Purchaser is not relying on any warranty or representation whatsoever other than as is expressly set forth in this Section 5. Purchaser hereby acknowledges and agrees that SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO, THE PROPERTY OTHER THAN AS EXPRESSLY SET FORTH HEREIN.

5.5 No Environmental Representations. Seller makes no representations or warranties as to whether the Property contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any. Further, to the extent that Seller has provided to Purchaser information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports.

6. COSTS AND PRORATIONS

6.1 Purchaser’s Costs. Purchaser shall pay the following costs of closing this transaction:

(1) All costs of Purchaser’s due diligence, including but not limited to, the fees and disbursements of its counsel, inspecting architect and engineer and any other consultants engaged by Purchaser;

(2) Any and all sales or use taxes relating to the transfer of personal property to Purchaser;

(3) With respect to the Title Policy, the cost of, all endorsements, any special premium attributable to the obtaining of affirmative coverage, and any extended title insurance coverage; the cost of any lender’s title insurance policy and all lender title policy endorsements;

(4) One half of all escrow or closing agent fees;

(5) All costs relating to the Survey, including, without limitation, its update, recertification or changes thereto or any new survey obtained by Purchaser;

(6) Any documentary stamp or transfer tax;

(7) The cost of recording the deed or any other instruments; and

(8) Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction including but not limited to the cost any new Survey or update of the Survey or any new or updated environmental reports.

6.2 Seller’s Costs. Seller shall pay the following costs of closing this transaction:

(1) The fees and disbursements of Seller’s counsel;

(2) One half of all escrow or closing agent fees;

(3) The premium for the Title Policy (excluding the cost of, all endorsements, any special premium attributable to the obtaining of affirmative coverage, and any extended title insurance coverage; the cost of any lender’s title insurance policy and all lender title policy endorsements);

All other costs not included herein shall be paid according to local custom.

6.3 Prorations. At least four (4)    days prior to the Closing, Seller shall determine the amounts of prorations in accordance with this Agreement and notify Purchaser thereof. Purchaser shall review and approve such determination at least two (2) business days prior to Closing. Thereafter, Purchaser and Seller shall each inform the Title Company. The following prorations shall be made effective as of the Closing Date:

6.3.1 Proration Date. All prorations shall be made as of 12:01 a.m., according to the time zone in which the Land is located, on the Closing Date as if Purchaser were vested with title to the Property during the entire Closing Date, so that all items of income and operating expenses for the Closing Date shall be allocated to the Purchaser.

6.3.2 Rents. All rents under the Leases for the month in which Closing occurs that are actually received by Seller shall be prorated as of the Closing Date. All advance payments of rents, other than for the month in which Closing occurs, and all security deposits, not applied, shall be a credit to the Purchaser at Closing. All rents or other amounts owed for the period of Seller’s ownership of the Property shall remain the property of Seller, and Purchaser shall use reasonable efforts, at no material out of pocket cost to Purchaser (not to include commencing any eviction action or other litigation to collect such delinquency) to collect such rents and other amounts for the benefit of Seller after Closing and shall cooperate with Seller in the collection of any such amounts owed to Seller. Seller shall retain the right to pursue all remedies (excluding eviction of tenants or termination of any Lease) against tenants to collect such rents and other amounts owed to Seller. Seller will cause to be paid or turned over to Purchaser all rents, if any, received by Seller after Closing and attributable to any period following the Closing. All rent received by Purchaser after the Closing Date shall be applied first to current rentals and then to delinquent rentals in the inverse order of maturity. Purchaser shall cause to be paid or turned over to Seller all rents received by Purchaser after Closing and attributable to any period prior to Closing, subject to the provisions of the immediately preceding sentence.

6.3.3 Security Deposits. At Closing, Purchaser will be credited with all cash security deposits held by Seller less any portion of such security deposits applied by Seller in accordance with the terms under the Leases. Seller will use commercially reasonable efforts, at no material out of pocket cost and expense to Seller, to cause Purchaser to be named as beneficiary under any letters of credit at Closing or as soon thereafter as practicable. Purchaser will not receive a credit at Closing for such letters of credit, if any.

6.3.4 Real Estate Taxes. All real estate taxes which are due and payable during the calendar year in which the Closing occurs and annual municipal or special assessments, if any. If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate and the assessed valuation of the Property is fixed for the year in which the Closing occurs, the parties agree to adjust the proration of taxes and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

(1) Prepaid Taxes. If any portion of any assessments against the Property other than taxes that are paid by Seller with respect to the Property at or prior to the Closing, relate to any time including on or after the Closing Date, Purchaser shall pay to Seller at the Closing the amount of such other assessments paid prorated for the number of days, from, including and after the Closing.

(2) Tax Refunds. All refunds of taxes received by Seller or Purchaser after the Closing with respect to the Property (“Tax Refund”) shall be applied (A) first, to Seller or Purchaser, as the case may be, to the extent of third party expenses incurred by either party in protesting and obtaining such Tax Refund, (B) second, to Purchaser to the extent that such Tax Refund is required to be paid to (or credited against other amounts payable by) the Tenants under the Leases, and (C) third, (x) to Seller if such Tax Refund is for any period which ends before the Closing Date and (y) to Purchaser if such Tax Refund is for any period which commences on or after the Closing Date. If Seller or Purchaser receives any Tax Refund, then each shall retain or pay such amounts (or portions thereof) in order that such payments are applied in the manner set forth in this Subsection. Purchaser hereby agrees to execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling any certiorari proceeding commenced by Seller prior to the Closing Date and collecting the amount of any Tax Refund.

(3) Installments. To the extent that taxes include special assessments or installments of special assessments, for the purpose of this Section 6.3.4, Seller’s prorated portion of such assessments shall be determined assuming payment over the longest period of time permitted by the applicable taxing authorities.

6.3.5 Utilities. Final readings and final billings for utilities will be made, if possible, as of the day preceding Closing or as close to Closing as reasonably possible, in which event no proration will be made at Closing with respect to utility bills. If final readings and final billings for utilities are not available as of the day prior to Closing or a reasonable time prior to Closing, the parties shall prorate the utility bills based on the most recent utility bills, and upon receipt of the actual utility bills which include the Closing Date and to the extent that the amounts apportioned at Closing differ, Seller and Purchaser shall make all necessary adjustments by appropriate payments between themselves following Closing. Purchaser, with the reasonable cooperation of Seller, shall be responsible for the necessary actions needed to arrange for utilities to be transferred to the name of Purchaser on the Closing, including the posting of any required deposits and Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to the Closing, and any utility deposits which it or its predecessors may have posted.

6.3.6 Property Contract Charges. Charges with respect to Property Contracts and personal property leases transferred and assigned to Purchaser shall be prorated as of the Closing Date. To the extent not reflected in the closing statements evidencing the sale of the Property to Purchaser, Purchaser and Seller agree to adjust between themselves outside of Closing any amounts which are the responsibility of the other party pursuant to this subsection.

6.3.7 Miscellaneous Operating Income and Expense. Except as otherwise provided herein, all other income or operating expenses relating to the operation of the Property (including, but not limited to common area reimbursements) will be prorated at the Closing, effective as of the Closing Date.

6.3.8 Insurance Not Prorated. Seller and Purchaser agree that upon the Closing, none of the insurance policies relating to the Property will be assigned to Purchaser and Purchaser shall responsible for arranging for its own insurance as of the Closing. Accordingly, there will be no prorations for insurance.

6.3.9 The agreements in this Section 6.3 shall survive Closing. Final settlement of all prorated items shall occur on or before the date that is ninety (90) days following the Closing Date, except for delinquent rentals and property taxes, if final determination thereof is not possible by said date, in such case each shall be determined upon collection or the date upon which any such amounts shall become ascertainable. Purchaser and Seller shall cooperate and take all appropriate action to properly reconcile delinquent rentals with each other and with the tenants in a timely manner.

6.4 In General. Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in the County in which the Land is located. All prorations shall be made on a 365-day calendar year basis, based on the actual number of days in the applicable month.

6.5 Purpose and Intent. Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 6 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing Date and Purchaser shall bear all such expenses and receive all such income accruing thereafter.

7. RISK OF LOSS; DAMAGE, DESTRUCTION OR CONDEMNATION

7.1 Risk of Loss. In the event that all or a portion of the Improvements are damaged or destroyed by fire or other casualty prior to the Closing Date such that the reasonably estimated cost to repair the same exceeds ten (10%) of the Purchase Price, then Purchaser may, at Purchaser’s sole option, elect to either:

(a)	terminate this Agreement and receive back the Deposit, whereupon Seller and Purchaser shall have no further obligations or liabilities to each other under this Agreement except as otherwise provided herein; or

(b)	close the transaction contemplated by this Agreement.

In all other cases or, if Purchaser elects to proceed pursuant to Section 7.1(b), Purchaser shall purchase the Property in accordance with the terms hereof except that (i) the Purchase Price shall be reduced by the amount of any applicable insurance deductible with respect to any damage or destruction of the Improvements by fire or other casualty (or such lesser amount as Purchaser and Seller reasonably agree to be necessary to repair the damage), and (ii) Seller shall assign to Purchaser at Closing all insurance proceeds payable on account of such damage (less Seller’s reasonable cost to secure the same and less repair costs incurred by Seller with respect to such damage as documented to Purchaser’s reasonable satisfaction) and deliver to Purchaser any insurance proceeds previously paid to Seller on account of such damage and not already expended toward Seller’s reasonable cost of securing the same or restoration of the Improvements. Purchaser shall be deemed to have elected to proceed under Section 7.1(b) unless, within five (5) calendar days from Purchaser’s receipt of written notice from Seller of such casualty, Purchaser provides Seller with written notice that Purchaser elects to terminate this Agreement pursuant to Section 7.1(a).

7.2 Condemnation. In the event that all or a material portion of the Property should be condemned or becomes the subject of condemnation proceedings or a written threat of condemnation proceedings prior to the Closing such that the reasonably estimated loss of value as a result thereof exceeds ten (10%) of the Purchase Price, Purchaser may, at Purchaser’s sole option, elect either to:

(a)	terminate this Agreement and receive back the Deposit, whereupon Seller and Purchaser shall have no further obligations or liabilities to each other under this Agreement except as otherwise provided herein; or

(b)	close the transaction contemplated by this Agreement.

In all other cases, or if Purchaser elects to proceed under Section 7.2(b), Purchaser shall purchase the Property in accordance with the terms hereof (without reduction in the Purchase Price) and Seller shall assign to Purchaser at Closing all condemnation proceeds payable and still outstanding as a result of such condemnation (less Seller’s reasonable cost to secure the same and less repair costs incurred by Seller with respect to such taking as documented to Purchaser’s reasonable satisfaction) and deliver to Purchaser any condemnation proceeds previously paid to Seller on account of such condemnation (less Seller’s reasonable cost to secure the same). Purchaser shall be deemed to have elected to proceed under Section 7.2(b) unless, within five (5) days of notice from Seller of the condemnation or condemnation proceedings or threat of condemnation proceedings, Purchaser provides Seller with written notice that Purchaser elects to terminate this Agreement pursuant to Section 7.2(a).

8. NOTICES

Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) upon the delivery (or refusal to accept delivery) by messenger or overnight express delivery service (of, if such date is not on a business day, on the business day next following such date; or (b) on the third (3rd) business day next following the date of its mailing by certified mail, postage prepaid, return receipt requested; or (c) upon the facsimile transmission as evidenced by a receipt report (followed by the delivery by one of the other means identified in (a) or (b) above; (d) upon the receipt of an electronic email transmission, following by delivery by of the other means identified in (a) or (b) above, and such notices shall be addressed as follows:

If to Seller:	Intercontinental Real Estate Corporation 1270 Soldiers Field Road Boston, MA 02135 Attention: Tom Taranto Telephone: 617-782-2600 Fax: 617-782-9442

And

Ted Broadfoot SVP of Operations and Asset Management Pinnacle Family of Companies 5055 Keller Springs Rd. Suite 400 Addison, TX 75001 P: 214-891-7802 / C:214-766-1517 tbroadfoot@pinnaclefamily.com

With a copy to:	Bradley & Associates 1270 Soldiers Field Road Boston, Massachusetts 02135 Attention: Andrea Salvi, Esq. Telephone: 617-782-2600 Fax: 617-782-9442

If to Purchaser:	Resource Real Estate Opportunity OP, LP One Crescent Drive, Suite 203 Philadelphia, PA 19112 Attention: Marshall Hayes Telephone: 303-209-6351 Fax: 215-553-8409

With a copy to:
Resource Real Estate Inc. One Crescent Drive, Suite 203 Philadelphia, PA 19112 Attention: Shelle Weisbaum Telephone: 215-832-4187 Fax: 215-761-0452

If to Title Company to:	Republic Title of Texas, Inc. Commercial Division 2626 Howell Street, 10th Floor Dallas, Texas 75204 Attention: Nancy Colaluca Telephone: 214-855-8855 Fax: 972-516-2506

Either party may, by notice given as aforesaid, change the address of addresses, or designate an additional address or additional addresses, for its notices, provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

9. CLOSING AND ESCROW.

9.1 Escrow Instructions. Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to the Title Company to serve as the instructions to the Title Company as the escrow holder for consummation of the transaction contemplated herein. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of the Agreement shall prevail.

9.2 Seller’s Deliveries. At or before the Closing, Seller shall deposit into escrow, or make available at the property, as applicable, the following items:

(1) a Special Warranty Deed to the Property, in the form attached hereto as Exhibit E, subject to the Schedule B exceptions to the Title Policy and other matters subsequently approved by Purchaser or Purchaser’s counsel;

(2) four (4) duly executed counterparts of the Bill of Sale in the form attached hereto as Exhibit F (the “Bill of Sale”);

(3) four (4) duly executed counterparts of the Assignment and Assumption of Leases, Service Contracts, Warranties and Other Intangible Property Agreement in the form attached hereto as Exhibit G (the “Assignment of Leases”);

(4) an affidavit pursuant to Section 1445(b)(2) of the Code, and on which Purchaser is entitled to rely, that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code in the form attached hereto as Exhibit H (the “FIRPTA Affidavit”);

(5) a letter notifying tenants of the conveyance of the Property in the form attached hereto as Exhibit I;

(6) originals of the Leases which are still in effect as of the Closing, and to the extent originals are not available, copies shall suffice;

(7) the Owner’s Affidavit in the form attached hereto as Exhibit L and other documents required by the Title Company reasonably acceptable to Seller;

(8) originals of all Property Contracts relating to the Property which Purchaser has elected to assume or which are not terminable by Seller on or before the Closing, and to the extent originals are not available, copies shall suffice;

(9) one (1) counterpart original signature page to the closing statement setting forth the Purchase price, the closing adjustments and prorations and application thereof (the “Closing Statement”); and

9.3 Purchaser’s Deliveries. At or before Closing, Purchaser shall deposit into escrow the following items:

(1) No later than 2:00 p.m. Eastern Standard Time on the day of Closing, immediately available funds necessary to close this transaction, including, without limitation, the Purchase Price (less the Deposit and interest thereon net of investment fees, if any) and funds sufficient to pay Purchaser’s closing costs and share of prorations hereunder;

(2) four (4) duly executed counterparts of the Bill of Sale;

(3) four (4) duly executed counterparts of the Assignment of Leases; and

(4) one (1) counterpart original signature page to the Closing Statement.

9.4 Possession. Purchaser shall be entitled to possession of the Property upon conclusion of the Closing, subject to the Permitted Encumbrances.

9.5 Insurance. Seller shall terminate its policies of insurance as of the Closing Date, and Purchaser shall be responsible for obtaining its own insurance on such date and thereafter.

9.6 Other Duties of Escrow Agent. Escrow Agent shall not be bound in any way by any other agreement or contract between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof. Escrow Agent’s only duties and responsibilities with respect to the Deposit shall be to hold the Deposit and other documents delivered to it as agent and to dispose of the Deposit and such documents in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Escrow Agent shall have no responsibility to protect the Deposit and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Deposit or for any diminution in value of the Deposit from any cause, other than Escrow Agent’s gross negligence or willful misconduct. Escrow Agent may, at the expense of Seller and Purchaser, consult with counsel and accountants in connection with its duties under this Agreement. Escrow Agent shall not be liable to the parties hereto for any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants. Escrow Agent shall not be obligated to take any action hereunder that may, in its reasonable judgment, result in any liability to it unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.

9.7 Disputes. Escrow Agent is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether Escrow Agent is obligated to deliver the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not make any delivery, but shall hold the Deposit until receipt by Escrow Agent of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Deposit, or, in the absence of authorization, Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in an appropriate proceeding. Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If written authorization is not given, or proceedings for a determination are not begun, within thirty (30) days after the date scheduled for the closing of title and diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit with a court of the State of Maryland pending a determination. Escrow Agent shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Escrow Agent, by the party determined not to be entitled to the Deposit. Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder. In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding that may arise between Seller and Purchaser in connection with the Deposit.

10. DEFAULT; FAILURE OF CONDITION.

10.1 Purchaser Default. If the sale is not consummated due to any default by Purchaser hereunder, then Seller shall retain the Deposit as liquidated damages. The parties have agreed that Seller’s actual damages, in the event of a failure to consummate this sale due to Purchaser’s default prior to closing, would be extremely difficult or impracticable to determine.

After negotiation, the parties have agreed that, considering all the circumstances existing on the date of this agreement, the amount of the Deposit is a reasonable estimate of the damages that Seller would incur in such event. Each party specifically confirms the accuracy of the statements made above and the fact that each party was represented by counsel who explained, at the time this agreement was made, the consequences of this liquidated damages provision. The foregoing is not intended to limit Purchaser’s obligations under Sections 3, 10.9, 10.15 and 10.18.

10.2 Seller Default. If the sale of the property is not consummated due to Seller’s default hereunder, then Purchaser may elect, as Purchaser’s sole and exclusive remedy, either to (1) terminate this agreement and receive a refund of the Deposit, in which event neither party shall have any further rights or obligations hereunder except as otherwise provided herein, or (2) enforce specific performance of this agreement; provided that any suit for specific performance must be brought within 90 days of Seller’s default, Purchaser hereby waiving the right to bring suit at any later date. Purchaser shall not have any other rights or remedies hereunder as a result of any default by Seller prior to Closing, and Purchaser hereby waives any other such remedy as a result of a default hereunder by Seller.

10.3 Failure of Condition. If, prior to Closing, Seller discloses to Purchaser or Purchaser discovers that (i) title to the Property is subject to defects, limitations or encumbrances other than Permitted Encumbrances; or (ii) any representation or warranty of Seller contained in this Agreement is or, as of the Closing Date, will be untrue, then Purchaser shall promptly give Seller written notice of its objection thereto. In such event, Seller may elect to postpone the Closing for thirty (30) days and attempt to cure such objection, provided that Purchaser may not object to the state of title of the Property on the basis of any Permitted Encumbrances. The parties acknowledge and agree that Seller shall have no obligation to cure any objection within (i) or (ii) above. If Purchaser fails to waive any such objection within ten (10) days after notice from Seller that Seller will not cure the objection, this Agreement will terminate automatically and Seller shall promptly direct the Title Company to return the Deposit to Purchaser, provided that Purchaser shall not be in default hereunder, and neither party shall have any liability to the other except for the Surviving Obligations or as otherwise set forth herein. For the purposes of this Agreement, any title defect, limitation or encumbrance other than a Permitted Encumbrance shall be deemed cured if Title Company will agree to issue an ALTA owner’s title insurance policy to Purchaser for the Purchase Price, which policy takes no exception for such defect, limitation or encumbrance and is issued for no additional premium or for an additional premium if Seller agrees to pay such additional premium upon Closing. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a failure of a condition precedent, a breach of any representation or warranty, or a default by Seller if any tenant is in default of its Lease or is not in occupancy of any portion of the Property or if Seller terminates any Lease prior to Closing by reason of the tenant’s default. In any such event, the obligations of Purchaser shall not be affected in any manner and Purchaser shall not be entitled to an abatement of or credit against the Purchase Price nor shall it give rise to any other claim on the part of the Purchaser. In addition, Purchaser’s obligation hereunder to complete settlement shall be conditioned upon Seller delivering each of the items set forth in Section 9.2 of this Agreement, failing which this Agreement will terminate automatically and Seller shall promptly direct the Title Company to return the Deposit to Purchaser, provided that Purchaser shall not be in default hereunder, and neither party shall have any liability to the other except for the Surviving Obligations or as otherwise set forth herein.

10.4 Entire Agreement. This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

10.5 Severability; Construction. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law. All dollar amounts stated in this Agreement are U.S. dollar amounts. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Agreement or any exhibits or amendments hereto.

10.6 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.

10.7 Assignability. Purchaser may not assign this Agreement, other than to a wholly owned subsidiary of Purchaser, without first obtaining Seller’s written consent, which consent may be granted or withheld in Seller’s sole and absolute discretion. Any assignment in contravention of this provision shall be void. No assignment shall release the Purchaser herein named from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto. If Purchaser requests Seller’s written consent to any assignment, Purchaser shall (1) notify Seller in writing of the proposed assignment; (2) provide Seller with the name and address of the proposed assignee; (3) provide Seller with financial information including financial statements of the proposed assignee; (4) provide Seller with a copy of the proposed assignment, and (5) such other information as reasonably requested by Seller.

10.8 Successors Bound. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

10.9 No Public Disclosure. Seller shall make no public disclosure of the purchase/sale price of the Property, either before or after Closing, however it is understood that the Seller shall have the right, subsequent to Closing, to publicize the transaction in a press release provided the purchase/sale price of the Property is not disclosed. Nothing contained herein shall prevent Seller or Purchaser from making any disclosure(s) required by applicable law. The provisions of this paragraph shall survive the Closing or any termination of this Agreement. The provisions of this Section 10.9 shall survive Closing and any termination of this Agreement.

10.10 Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of it provisions.

10.11 Attorneys’ Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

10.12 No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

10.13 Time of Essence. Time is of the essence in this Agreement.

10.14 Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Signatures to this Agreement transmitted by telecopy or by email using pdf file shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or pdf signature and shall accept the telecopied or pdf signature of the other party to this Agreement.

10.15 Recordation. Seller and Purchaser each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Purchaser agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all costs, expenses and liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Purchaser of such notice of pendency or other instrument. The terms of this Section 10.15 shall survive any termination of this Agreement.

10.16 Proper Execution. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and the Deposit shall have been received by the Title Company and a counterpart thereof shall have been delivered to Purchaser.

10.17 Tax Protest. If, as a result of any tax protest or otherwise, any refund is paid or reduction of any real property or other tax or assessment is made available relating to the Property with respect to any period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less the equitable prorated costs of collection. The terms of this Section 10.17 shall survive the Closing.

10.18 Brokers. Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with the Agreement or the sale of the Property, except for Holliday Fenoglio Fowler, L.P. (the “Broker”), who will be paid by Seller upon the Closing of the transaction contemplated hereby and not otherwise, pursuant to a separate written agreement between Seller and Broker. Seller and Purchaser agree that, except as provided above, each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property. The terms and provisions of this paragraph shall survive Closing hereunder.

10.19 No Processing. Without Seller’s prior written consent, until the Closing, Purchaser shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof, or have any communications with any governmental agency or official relating to the condition (environmental or otherwise) of the Property.

10.20 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Eastern Standard Time.

10.21 Section 1031 Exchange. Purchaser and Seller hereby acknowledge that Purchaser and/or Seller (the “Exchange Party”) may desire to effectuate a tax-deferred exchange (also known as a “1031” exchange (the “Exchange”)) in connection with the purchase and/or sale of all or a portion of the Property. Each party (the “Cooperating Party”) hereby agrees to cooperate with the Exchange Party in connection with the Exchange contemplated by the Exchange Party, provided that:

(a) All documents executed in connection with the Exchange (the “Exchange Documents”) shall recognize that Cooperating Party is acting solely as an accommodating party to such Exchange, shall have no liability with respect thereto, and is making no representation or warranty that the transactions qualify as a tax-free exchange under Section 1031 of the Internal Revenue Code or any applicable state or local laws and shall have no liability whatsoever if any such transactions fail to so qualify. All Exchange Documents executed by Cooperating Party in connection with the Exchange shall be in form and substance reasonably acceptable to Cooperating Party.

(b) Such Exchange shall not result in Cooperating Party incurring any additional costs or liabilities (and Exchange Party shall pay all additional costs and expenses to the extent that such are incurred, including, without limitation, any additional costs or expenses incurred by Cooperating Party as a result of its participation in the Exchange). Exchange Party shall indemnify, defend and hold Cooperating Party harmless from and against all claims, demands, liability, losses, damages, costs and expenses (including reasonable attorneys’ and accountants’ fees) suffered or incurred by Cooperating Party in connection with the Exchange.

(c) In no event shall Cooperating Party be obligated to acquire any property or otherwise be obligated to take title, or appear in the records of title, to any property in connection with the Exchange.

(d) In no event shall Exchange Party’s consummation of such Exchange constitute a condition precedent to Exchange Party’s obligations under this Agreement, and Exchange Party’s failure or inability to consummate such Exchange shall not be deemed to excuse or release Exchange Party from its obligations under this Agreement.

(e) Purchaser and Seller further agree that, in connection with the foregoing, and subject in all respects to the foregoing provisions, Cooperating Party shall consent to Exchange Party assigning all or a portion of its rights under this Agreement to an exchange intermediary solely for the purpose of consummating such Exchange. In no event shall any such assignment release Exchange Party of its obligations under this Agreement or any document executed pursuant to the terms hereof, including, without limitation, its indemnity obligations hereunder, or affect in any manner any of Exchange party’s representations, warranties or covenants set forth in this Agreement.

10.22 Limitation of Liability. Purchaser hereby acknowledges and agrees that in no event shall any partner, member, manager, shareholder, or officer of Seller ever be liable to Purchaser as a result of a breach of this Agreement, and Purchaser agrees to look solely to Seller for satisfaction of any claim, loss or damage. The provisions of this Section 10.22 shall survive Closing or any termination of this Agreement.

10.23 Jury Waiver. PURCHASER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING OR SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING AND SHALL SURVIVE THE CLOSING OF TERMINATION OF THIS AGREEMENT.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the Effective Date.

SELLER:

BRENTDALE HOLDINGS LIMITED PARTNERSHIP,
a Texas limited partnership

By: BRENTDALE MANAGER, LLC,
a Delaware limited liability company, its General Partner

By: INTERCONTINENTAL OLYMPIC BRENTDALE, LLC,
a Delaware limited liability company, its Manager

By: INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III, LLC, a Massachusetts limited liability company, its Manager

By: INTERCONTINENTAL REAL ESTATE CORPORATION
a Massachusetts Corporation, its Manager

By:	/s/ Peter Palandjian
Name:	Peter Palandjian
Title:	President and Treasurer

PURCHASER:

Resource Real Estate Opportunity OP, LP, a Delaware limited partnership

By: Resource Real Estate Opportunity REIT, Inc.

By:	/s/ Alan F. Feldman
Name:	Alan F. Feldman
Title:	Chief Executive Officer

CONSENT AND AGREEMENT OF TITLE COMPANY/ ESCROW AGENT

The undersigned hereby agrees to (i) accept the foregoing Agreement, (ii) be Title Company under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as Title Company.

REPUBLIC TITLE OF TEXAS, INC.

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

All of Lot 1, in Block 1, of Ridgecreek Apartments, an addition to the City of Plano, Texas, according to the Map thereof recorded in Volume D, Page 115, of the Map Records of Collin County, Texas, being more particularly described as follows:

BEGINNING at a  1⁄2 inch iron rod found for a corner at the intersection of the westerly right-of-way line of Rio Grande Drive (60 feet wide) with the northerly right-of-way line of 15th Street (FM 544) (100 feet wide);

THENCE, South 89 degrees 30 minutes 15 seconds West, along said northerly right-of-way line of 15th Street, a distance of 362.29 feet to a 5/8 inch iron rod found with Huitt-Zollars cap for a corner;

THENCE, North 00 degrees 29 minutes 45 seconds West, along the easterly line of a 50 foot by 180 foot street easement to the City of Plano as recorded in the Deed Records of Collin County, Texas, a distance of 50.00 feet to a  1⁄2 inch iron rod found for a corner;

THENCE, South 89 degrees 30 minutes 15 seconds West, along the northerly line of said street easement a distance of 180.00 feet to  1⁄2 inch iron rod found for a corner in the easterly line of Lot 4A, Block 3, Pitman Corners Addition, an addition to the City of Plano, as recorded in the Deed Records of Collin County, Texas;

THENCE, North 04 degrees 30 minutes 52 seconds East, along the easterly line of said Lot 4A, a distance of 100.40 feet to a  1⁄2 inch iron rod found at the beginning of a curve to the left, said point also being the northeast corner of said Lot 4A and the southeast corner of a 3.2011 acre City of Plano tract as recorded in Volume 901, Page 292 of the Deed Records of Collin County, Texas;

THENCE, in a northwesterly direction along the northeasterly line of said City of Plano tract, and along said curve to the left, whose radius bears North 82 degrees 58 minutes 45 seconds West, having a radius of 137.50 feet, a central angle of 34 degrees 56 minutes 55 seconds and an arc length of 83.87 feet to a  1⁄2 inch iron rod found at the end of said curve to the left;

THENCE, North 27 degrees 55 minutes 40 seconds West, continuing along the northeasterly line of said City of Plano tract a distance of 89.78 feet to a  1⁄2 inch iron rod found at the beginning of a curve to the left;

THENCE, in a northwesterly direction along the northeasterly line of said City of Plano tract, and along said curve to the left, having a radius of 307.50 feet, a central angle of 30 degrees 30 minutes 30 seconds and an arc length of 163.74 feet to a  1⁄2 inch iron rod found at the end of said curve to the left;

THENCE, North 58 degrees 26 minutes 20 seconds West, continuing along the northeasterly line of said City of Plano tract a distance of 207.31 feet to a 5/8 inch iron rod found with Huitt-Zollars cap for a corner;

THENCE, South 89 degrees 30 minutes 15 seconds West, along the northerly line of said City of Plano tract a distance of 126.26 feet to a 5/8 inch iron rod found with Huitt-Zollars cap on the easterly line of Lot 2, Block 3, Pitman Corners Addition, an addition to the City of Plano, Texas as recorded in Cabinet B, Page 106 of the Plat Records of Collin County, Texas, said point also being the northwesterly corner of said City of Plano tract;

THENCE, in a northwesterly direction along the northeasterly line of said Lot 2, Block 3, Pitman Corners Addition, and along a curve to the left, whose tangent bears North 00 degrees 29 minutes 45 seconds West, having a radius of 90.65 feet, a central angel of 60 degrees 32 minutes 58 seconds and an arc length of 95.80 feet to a 5/8 inch iron rod found with Huitt-Zollars cap at the end of said curve to the left and the beginning of a curve to the left;

THENCE, in a northwesterly direction along the northeasterly line of said Lot 2, Block 3, Pitman Corners Addition, and along said curve to the left, having a radius of 603.66 feet, a central angle of 01 degree 25 minutes 25 seconds, and an arc length of 15.00 feet to a  1⁄2 inch iron rod found at the end of said curve to the left;

THENCE, North 56 degrees 29 minutes 45 seconds West, a distance of 103.00 feet to a 5/8 inch iron rod found with Huitt-Zollars cap for an angle point;

THENCE, North 40 degrees 10 minutes 40 seconds West, a distance of 108.50 feet to a  1⁄2 inch iron rod found for an angle point;

THENCE, North 64 degrees 51 minutes 55 seconds West, a distance of 71.50 feet to a  1⁄2 inch iron rod found for an angle point;

THENCE, North 45 degrees 32 minutes 25 seconds West, a distance of 35.90 feet to a 5/8 inch iron rod found with Huitt-Zollars cap for an angle point;

THENCE, North 01 degree 28 minutes 15 seconds West, a distance of 99.00 feet to a 60d nail found for an angle point;

THENCE, North 47 degrees 03 minutes 10 seconds West, a distance of 35.39 feet to a 60d nail found for an angle point;

THENCE, North 00 degrees 17 minutes 30 seconds West, 200.00 feet East of and parallel with the easterly right-of-way line of Custer Road (FM 2478) (100 feet wide), a distance of 55.96 feet to a 5/8 inch iron rod found with Huitt-Zollars cap for an angle point;

THENCE, North 15 degrees 09 minutes 24 seconds East, a distance of 226.48 feet to a 5/8 inch iron rod found with Huitt-Zollars cap for a corner;

THENCE, North 89 degrees 34 minutes 45 seconds East, a distance of 981.77 feet to a 5/8 inch iron rod found with Huitt-Zollars cap for a corner on the westerly right-of-way line of Rio Grande Drive (60 feet wide);

THENCE, South 00 degrees 16 minutes 00 seconds East, along the westerly right-of-way line of said Rio Grande Drive a distance of 484.49 feet to a 5/8 inch iron rod found with Huitt-Zollars cap at the beginning of a curve to the left;

THENCE, in a southeasterly direction along the westerly right-of-way line of said Rip Grande Drive and along said curve to the left, having a radius of 560.00 feet, a central angle of 42 degrees 12 minutes 45 seconds and an arc length of 412.58 feet to a 1 inch iron rod found at the end of said curve to the left;

THENCE, South 42 degrees 28 minutes 45 seconds East, continuing along the westerly right-of-way line of said Rio Grande Drive a distance of 28.24 feet to a 1 inch iron rod found at the beginning of a curve to the right;

THENCE, in a southeasterly direction continuing along the westerly right-of-way line of said Rio Grande Drive and along said curve to the right, having a radius of 500.00 feet, a central angle of 42 degrees 00 minutes 00 seconds and an arc length of 366. 52 feet to a drill hole found in concrete pad at the end of said curve to the right;

THENCE, South 00 degrees 28 minutes 45 seconds East, continuing along the westerly right-of-way line of said Rio Grande Drive a distance of 2.61 feet to the POINT OF BEGINNING and CONTAINING 20.956 acres of land, more or less.

EXHIBIT B

PERSONAL PROPERTY NOT PART OF SALE

Any and all software (licensed to Pinnacle or otherwise) that is installed on any of the computers being included as a part of the sale of the Property

EXHIBIT C

RENT ROLL

Attached hereto consisting of thirty-two (32) pages.

EXHIBIT D

PROPERTY CONTRACTS

[To Be Provided]

EXHIBIT E

FORM OF SPECIAL WARRANTY DEED

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS
COUNTY OF COLLIN	§

THAT, BRENTDALE HOLDINGS LIMITED PARNTERSHIP, a Texas limited partnership (the “Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, paid by [                    ], a [                    ](the “Grantee”), subject to the provisions set forth herein, HAS GRANTED , BARGAINED, SOLD and CONVEYED, and by these presents DOES GRANT, BARGAIN, SELL and CONVEY unto Grantee all of that certain tract or tracts of land (the “Land”) described on Exhibit “A” which is attached hereto and incorporated herein by reference for all purposes, together with all of Grantor’s right, title and interest in and to any improvements located thereon and any easements, interests, benefits, privileges, rights and appurtenances pertaining to such Land, (said Land, improvements, easements, interest, benefits, privileges, rights and appurtenances being herein collectively referred to as the “Property”).

This conveyance is made subject to the matters set forth on Exhibit “B” attached hereto and incorporated herein by this reference for all purposes.

TO HAVE AND TO HOLD the Property unto Grantee, and Grantee’s successors and assigns forever, and Grantor does hereby bind Grantor, and Grantor’s successors and assigns, to WARRANT and FOREVER DEFEND, all and singular the Property unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, and subject, however, to the provisions contained herein.

Grantee, by its acceptance hereof, does hereby assume and agree to pay any and all ad valorem taxes and special assessments pertaining to the Property for the calendar year 2013 and subsequent years, there having been a proper proration of ad valorem taxes for the current calendar year between Grantor and Grantee.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

EXECUTED to be effective as of the day      of              2013.

BRENTDALE HOLDINGS LIMITED PARTNERSHIP, a Texas limited partnership

By:	BRENTDALE MANAGER, LLC,
a Delaware limited liability company, its General Partner

	By:	INTERCONTINENTAL OLYMPIC BRENTDALE, LLC,
a Delaware limited liability company, its Manager

By: INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III, LLC, a Massachusetts limited liability company, its Manager

		By:	INTERCONTINENTAL REAL ESTATE CORPORATION
a Massachusetts Corporation, its Manager

By:
			Name:	Peter Palandjian
			Title:	President and Treasurer

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF SUFFOLK	)

The foregoing instrument was acknowledged before me this      day of May, 2012 by Peter Palandjian, as President and Treasurer of Intercontinental Real Estate Corporation, a Massachusetts corporation, manager of Intercontinental Real Estate Investment Fund III, LLC, a Massachusetts limited liability company, as manager of Intercontinental Olympic Brentdale, LLC, a Delaware limited liability company, as General Partner of Brentdale Manager, LLC.

Witness my hand and official seal.

My commission expires:

Notary Public

Exhibit “A” to Special Warranty Deed

Legal Description of Land

[TO BE INSERTED]

Exhibit “B” to Special Warranty Deed/

Permitted Encumbrances

[TO BE INSERTED]

EXHIBIT F

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that BRENTDALE HOLDINGS LIMITED PARTNERSHIP, a Texas limited partnership (“Seller”), for good and valuable consideration paid by [                                        ] (“Purchaser”), hereby sells to Purchaser, its successors and assigns, the personal property (“Personal Property”) more particularly referred to in Exhibit “A” attached hereto.

TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns to and for its own use and behalf forever.

Purchaser agrees to pay all sales taxes payable by reason of the transfer to Purchaser of said Personal Property.

This Bill of Sale shall be without representation or warranty by, and without recourse to, Seller except that Seller warrants that (a) Seller is the sole owner of the Personal Property, (b) Seller has the power, authority and right to execute and deliver this Bill of Sale and to sell, assign and transfer the Personal Property, and (c) Seller has not made any prior sale or assignment of any of the Personal Property.

This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be signed by their duly authorized officers as of this      day of             , 2013.

SELLER:

BRENTDALE HOLDINGS LIMITED PARTNERSHIP, a Texas limited partnership

By:	BRENTDALE MANAGER, LLC, a Delaware limited liability company, its General Partner

	By:	INTERCONTINENTAL OLYMPIC BRENTDALE, LLC, a Delaware limited liability company, its Manager

		By:	INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III, LLC, a Massachusetts limited liability company, its Manager

			By:	INTERCONTINENTAL REAL ESTATE CORPORATION a Massachusetts Corporation, its Manager

By:
			Name:	Peter Palandjian
			Title:	President and Treasurer

PURCHASER:

Exhibit “A” to Bill of Sale

List of Personal Property

Attached hereto

EXHIBIT G

ASSIGNMENT OF LEASES, SERVICE CONTRACTS,

WARRANTIES AND OTHER INTANGIBLE PROPERTY

For good and valuable consideration, the receipt of which is hereby acknowledged, BRENTDALE HOLDINGS LIMITED PARTNERSHIP, a Texas limited partnership (“Assignor”) hereby irrevocably assigns, transfers and sets over to [                    ] (“Assignee”) all of Assignor’s right, title and interest in and to:

(1) 1. all of Seller’s rights, if any, in all the leases or occupancy agreements (the “Leases”), and any security deposits actually held by Seller with respect to any such Leases, all as set forth on Exhibit “A” attached hereto (the “Rent Roll”);

(2) 2. all of Seller’s rights, if any, in all service, supply and equipment rental contracts as set forth on Exhibit “B” (the “Property Contracts”);

(3) 3. all of Seller’s right, title and interest, if any, in all intangible assets of any nature relating to the improvements and land being conveyed to Assignee by separate Special Warranty Deed; including, without limitation, all of Assignor’s right, title and interest, if any, in all (i) warranties, licenses, permits, approvals, development rights, certificates, variances, consents and similar documents evidencing rights relating to the land or the improvements, (ii) logos and trade names currently used in the operation of the Land and Improvements, and (iii) plans, specifications, drawings, surveys, engineering and other design products, in each case only to the extent that Seller has such items in its possession or within its control (collectively, the “Intangible Property”);

Assignee hereby assumes all obligations in connection with the Leases, the Property Contracts and Intangible Property, arising or first becoming due and payable after the date hereof.

Assignor hereby reserves the right to collect and retain delinquent rentals as described on Exhibit “A”.

Assignor hereby represents and warrants only that it has not previously assigned the Leases, the Property Contracts, the Intangible Property, contract rights and other rights assigned hereby. Assignor makes no other representation or warranty in connection with this Assignment and, except for the foregoing, this Assignment is made without recourse to Assignor.

All terms of this Assignment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

This Assignment shall be construed and enforced in accordance with the laws of the State of Texas.

This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

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IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment of this     day of             , 2013.

ASSIGNOR:

BRENTDALE HOLDINGS LIMITED PARTNERSHIP, a Texas limited partnership

By:	BRENTDALE MANAGER, LLC, a Delaware limited liability company, its General Partner

	By:	INTERCONTINENTAL OLYMPIC BRENTDALE, LLC, a Delaware limited liability company, its Manager

		By:	INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III, LLC, a Massachusetts limited liability company, its Manager

			By:	INTERCONTINENTAL REAL ESTATE CORPORATION a Massachusetts Corporation, its Manager

By:
			Name:	Peter Palandjian
			Title:	President and Treasurer

ASSIGNEE:

Exhibit “A”

Rent Roll

Attached hereto

Exhibit “B”

Property Contracts

Attached hereto

EXHIBIT H

TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS

To inform                     , a                     (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property to Transferee by BRENTDALE APARTMENTS LIMITED PARTNERSHIP (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2. Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) [CONFIRM IF ACCURATE; IF NOT REVISE ACCORDINGLY];

3. Transferor’s U.S. employer identification number is                     and;

4. Transferor’s office address is c/o Intercontinental Real Estate Corporation, 1270 Soldiers Field Road, Boston, Massachusetts.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

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Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:             , 2013.

BRENTDALE HOLDINGS LIMITED PARTNERSHIP,
a Texas limited partnership

By:	BRENTDALE MANAGER, LLC,
a Delaware limited liability company, its General Partner

	By:	INTERCONTINENTAL OLYMPIC BRENTDALE, LLC,
a Delaware limited liability company, its Manager

		By:	INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III, LLC,
a Massachusetts limited liability company, its Manager

			By:	INTERCONTINENTAL REAL ESTATE CORPORATION
a Massachusetts Corporation, its Manager

By:
			Name:	Peter Palandjian
			Title:	President and Treasurer

EXHIBIT I

FORM OF TENANT NOTICE LETTER

[INSERT LETTERHEAD FOR PROPERTY MANAGER]

            , 2013

Re:	The Brentdale Apartments

1515 Rio Grande Drive, Plano, Texas

Notice to Tenant of Change in Ownership

Dear Tenant:

Please be advised that effective [                    ], your landlord, Brentdale Apartments Limited Partnership has sold the above-referenced property to [                    ] with an address at [                    ]. Your security deposit has been transferred to such entity and such entity shall be responsible for holding the same in accordance with the terms of your lease. Effective [                    ] all future rental payments should be sent to the following address:

Any questions regarding maintenance and management of the property should be addressed to:

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Very Truly Yours,

BRENTDALE HOLDINGS LIMITED PARTNERSHIP,
a Texas limited partnership

By:	BRENTDALE MANAGER, LLC,
a Delaware limited liability company, its General Partner

	By:	INTERCONTINENTAL OLYMPIC BRENTDALE, LLC,
a Delaware limited liability company, its Manager

		By:	INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III, LLC, a Massachusetts limited liability company, its Manager

			By:	INTERCONTINENTAL REAL ESTATE CORPORATION
a Massachusetts Corporation, its Manager

By:
			Name:	Peter Palandjian
			Title:	President and Treasurer

EXHIBIT J

DUE DILIGENCE ITEMS

To the extent in Seller’s possession:

Critical Items:

(1) Monthly income statements for the Property beginning December 2011 and through date of sale;

(2) Monthly bank statements for the Property beginning December 2011 through date of sale;

(3) Reconciliations to aforementioned bank statements;

(4) Monthly rent rolls for December 2011 through month of sale;

(5) Trial Balances for the years ended 2011, 2012 and last date the seller owns the Property;

(6) Balance Sheet at 1/1/12, 12/31/12, 1/31/13 and the last month the seller owns the Property;

(7) Account payable and account receivable detail listing/aging reports at 12/31/11, 12/31/12 and date of sale;

(8) Check registers and payables registers for January 2012, February 2012, January 2013, and February 2013;

(9) Copy of management agreement;

(10) General Ledger for 2012 and 2013;

(11) Copies of all insurance invoices for past 12 months;

(12) Copies of all real estate tax bills for 2012 and 2013;

(13) Contact person at the property management company with whom the auditors can discuss internal control procedures and walkthrough information;

(14) Standard Lease form with respect to the Property;

(15) Copies of all utility bills for past 12 months;

Other Items:

(16) On-site access to the Tenant Leases including any and all modifications, supplements or amendments thereto and all tenant lease files;

(17) A schedule of all tenant deposits in the form customarily utilized by Seller;

(18) Contracts relating to the maintenance and operation of the Property and access at the Property to all maintenance and service logs for the Property;

(19) To the extent available at the property, copies of or access to any and all site plans, as-built, boundary and topographical surveys of the Property, zoning reports, soil and compaction studies or tests for the Property, architectural drawings, plans and specifications with respect to the Property;

(20) Insurance loss runs during the period of Seller’s ownership of the Property;

(21) Most recent elevation certificates (if available);

(22) To the extent available, copies of all guaranties or warranties currently in effect related to the roof or any structure or operating system at the Property;

(23) A list of employee units and model/office units, and employee rental and discount information;

(24) A schedule of capital improvements completed during the period of Seller’s ownership;

(25) Documentation related to eviction activity for the past 12 months;

(26) List of all personal property to be conveyed with the Property;

(27) Historical real property tax bills for the past three years and the most recent notice of reassessment, if one exists;

(28) To the extent available, the most recent tax, license fee and permit bills and copies of all such licenses and permits, including the certificates of occupancy;

(29) List of current employees of the Property and payroll;

(30) All engineering studies, environmental reports, termite inspections or warranties, to the extent available and in the Seller’s possession, which relate to its Property and were prepared for such Seller by third parties;

(31) The Seller’s ACM plan, lead in water O&M, and other O&M plans, if any.

(32) The most recent Title and Survey in Seller’s possession, which relate to its Property and were prepared for such Seller by third parties;

EXHIBIT K

LITIGATION

None

EXHIBIT L

OWNER’S AFFIDAVIT

AFFIDAVIT AS TO DEBTS AND LIENS AND PARTIES IN POSSESSION

(ENTITY OWNER)

GF#:

SUBJECT PROPERTY:                                         and being more fully described in the title commitment for the referenced GF#.

OWNER:

SALE TO:

STATE OF TEXAS

COUNTY OF

BEFORE ME, the undersigned authority, on this day personally appeared the undersigned Affiant, personally known to me to be the person whose name is subscribed hereto and upon oath deposes and says that:

1.	To the best knowledge and belief of Affiant:

a.	The charges for all labor and materials that may have been furnished to the property or to the improvements thereon have been fully paid.

b.	All contracts for the furnishing of labor or materials to the property or for improvements thereon have been completed and fully paid.

c.	There are no security agreements or leases affecting any goods or chattels that have become attached, or that will at any later date become attached, to the property or improvements thereon as fixtures that have not been fully performed and satisfied, which are not shown on the referenced title commitment.

d.	There are no loans of any kind on the property, which are not shown on the referenced title commitment.

e.	There are no brokers that have a signed commission agreement with Owner under which a commission is claimed or earned and has not been paid, which are not shown on the settlement statements.

2.	Affiant has no knowledge of a notice of change of use nor has Owner received a notice of change of use by the appraisal district.

3.	The property is currently being used for the following purposes, and to the best knowledge and belief of Affiant, the improvements, if any, and such use do not violate any restrictive covenants affecting the property:

4.	There are no proceedings involving Owner, or notice to Owner of any proceedings, by any agency or authority, public or private, that levies taxes or assessments, which may result in taxes or assessments affecting the property and which are not shown by the referenced title commitment.

5.	There are no Judgments, Federal Tax Liens, or State Tax Liens against Owner and/or the property; Owner is not indebted to the State of Texas for any penalties or wages pursuant to a final order of the Texas Workforce Commission; and neither Owner nor the Property is subject to a claim under the Medicaid Estate Recovery Program.

6.	(a) All ad valorem and personal property taxes (if any), all “use” type business taxes (if any), including but not limited to hotel use and occupancy taxes, and all association/ maintenance type taxes or assessments (if any) that are currently due and payable have been paid or will be paid at closing and are shown on the settlement statements. (b) Any of the above referenced taxes which are the obligation of Owner and which have been prorated on the settlement statements are based on information approved by Owner.

7.	Owner is the only occupant of the property, except (list any leases):

.

8.	There are no unrecorded contracts; deeds; mortgages; mechanic’s liens; options of any kind, including but not limited to options to purchase or lease; rights of first refusal or requirements of prior approval of a future purchaser or occupant; rights of reentry; rights of reverter; or rights of forfeiture affecting the property or improvements thereon, which are not shown on the referenced title commitment.

9.	There are no unrecorded contracts or agreements related to facilities, systems or equipment located on the property, including but not limited to laundry facilities, cable television systems, central antenna systems, telecommunication systems and alarm systems, which are not shown on the referenced title commitment.

10.	No proceedings in bankruptcy or receivership have ever been instituted by or against Owner, and Owner has never made an assignment for the benefit of creditors.

11.	The property has curb cut(s) and driveway(s) providing actual vehicular and pedestrian access to , which is/are open and in use.

This affidavit is made to the Purchaser and/or Lender and to Republic Title of Texas, Inc., as an inducement to them to complete the above referenced transaction, and Affiant realizes that said Purchaser and/or Lender and Republic Title of Texas, Inc., are relying upon the representations contained herein; and Affiant does hereby swear under the penalties of perjury that the foregoing information is true and correct in all respects, to the best knowledge and belief of Affiant, and that Affiant is authorized to make this affidavit on behalf of Owner.

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EXECUTED effective as of                  , 2013

By:

By:
Name:
Title:

STATE OF

COUNTY OF

SWORN TO AND SUBSCRIBED BEFORE ME on                  , 2013, by                                         ,                                          of                                         ,                                          of                                         .

Notary Public, State of Texas
Notary’s printed name:
My commission expires: